Exhibit 99.1

Contact:	Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Friday, November 10, 2006

STAR BUFFET, INC. BUYS

WESTERN SIZZLIN FRANCHISED RESTAURANT

SCOTTSDALE, AZ — November 10, 2006 — Star Buffet, Inc. (NASDAQ: STRZ) announced today the purchase of a Western Sizzlin franchised restaurant located in Griffin, Georgia.  Star Buffet acquired the restaurant from Stanley L. Bozeman, Jr., the company’s principal.

Commenting on the announcement, Robert E. Wheaton, Star Buffet’s president stated, “The acquisition of this well established restaurant is consistent with plans to further expand our relationship with Western Sizzlin Corporation and we expect to announce agreements to acquire two or three additional high quality Western Sizzlin franchisees in the near future.”

Safe Harbor Statement

Statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, and actual results could vary materially from the descriptions contained herein due to many factors, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, the results of financing efforts, implementation of the Company’s acquisition and strategic alliance strategy, the effect of the Company’s accounting policies and other risks detailed in the Company’s Form 10-K for its fiscal year ended January 30, 2006, and other filings with the Securities and Exchange Commission. Copies of all of the Company’s filings with the SEC are available to the public on the SEC’s web site at http://www.sec.gov. The Company undertakes no obligation to update any forward-looking statements.

About Star Buffet

Star Buffet is a multi-concept restaurant operator.  As of November 10, 2006, Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffet restaurants, six JB’s restaurants, four BuddyFreddys restaurants, four K-BOB’S Restaurants, two Holiday House restaurants, one Western Sizzlin restaurant, one JJ North’s Country Buffet restaurant, one Pecos Diamond Steakhouse restaurant and one Casa Bonita Mexican theme restaurant.

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